Exhibit 4.1               SHAREHOLDER VOTING AGREEMENT


         THIS AGREEMENT is made and entered into as of the date of the closing of the Securities Purchase Agreement dated November 6, 2001, by and between iVideoNow, Inc., a Delaware corporation (the "Company"), and the persons identified on the signature page(s) to this Agreement (the "Shareholders") and is for the mutual benefit of such Shareholders.

         WHEREAS, the Shareholders will receive shares of the common stock of the Company pursuant to the Securities Purchase Agreement dated November 6, 2001; and

         WHEREAS, pursuant to Section 218(c) of the Delaware General Corporation Law, the Shareholders deem it to be in their mutual best interest to act together in matters concerning the operation of the Company by concentrating their power and rights with respect to their Shares in the manner hereinafter set forth; and

         WHEREAS, the Shareholders desire to appoint Kevin R. Keating, an individual resident of the state of Florida ("Mr. Keating"), as their agent with full powers of attorney in connection with any vote of the holders of shares of the Company's $0.001 par value common stock.

         NOW THEREFORE, in consideration of the premises, the respective commitments and undertakings of the Shareholders set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Shareholders agree as follows:

         1. Voting Agreement.  Each Shareholder hereby agrees, on behalf of such
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Shareholder and any person to whom such Shareholder  transfers any shares of the
Company's stock owned by such Shareholder, to vote all shares of Company stock now or hereafter owned by such Shareholder ("Shares") and take such other actions as are reasonably necessary to ensure that the Shares are voted consistent with the judgment and direction of Mr. Keating and to that end to take such other actions as Mr. Keating may from time to time direct with respect to other matters related to the operation of the Company.

         2.  Appointment  of  Agent.  Each   Shareholder,   on  behalf  of  such
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Shareholder and any person to whom such Shareholder  transfers any shares of the
Company's stock owned by such Shareholder, hereby appoints as his agent and grants power of attorney to Mr. Keating with respect to all rights and powers of such Shareholder arising in connection with votes of the common stock of the Company.

         3.  Conditional  Irrevocable  Proxies.  To  secure  each  Shareholder's
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obligation to vote that  Shareholder's  Shares in accordance with the provisions of this Agreement, each Shareholder hereby appoints Mr. Keating as his true and lawful proxy, with full power of substitution, to vote all Shares, in such



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proxy's sole discretion,  if and only if such  Shareholder  fails to comply with the provisions of section 1. The proxies and powers granted by each Shareholder pursuant to this section 3 are coupled with an interest and are given to secure the performance of such Shareholder's duties under this Agreement. Such proxies will be irrevocable for the term of this Agreement and will survive the death, incompetency and disability of any Shareholder or other holder of such Shareholder's Shares and the merger and dissolution of any Shareholder that is a trust, corporation or other entity.

         4. Transfer of Shares. No Shares shall be transferred  unless and until
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the transferee executes an instrument acknowledging and agreeing that the Shares being acquired are subject to the restrictions and/or irrevocable proxies set forth in this Agreement.

         5. Legend. Each certificate  evidencing Shares owned by any Shareholder
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and subject to the  provisions of sections 1, 2 and 3 of this Agreement and each certificate issued in exchange for or upon the transfer of any such Shares during the term of this Agreement will be stamped or otherwise imprinted with a legend (the "Legend") in substantially the following form or to the following effect:

            "The securities represented by this certificate are subject to a Shareholder Voting Agreement by and among the original holder of such securities and other shareholders of the issuer of such securities and to an irrevocable proxy granted pursuant to such agreement. A copy of such agreement will be furnished without charge by Mr. Kevin R. Keating, an individual resident of the state of Florida, upon such holder's written request."

         6. Registration. If the Company proposes to register any Shares held by
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any of the  Shareholders,  the  Shareholders  agree that the Shares  held by all
Shareholders shall be included in such registration statement and, to the extent all Shares held by each Shareholder cannot be so included for whatever reason, the Shareholders agree that each Shareholder shall have the right to include in the registration statement such number of Shares that are commensurate with the
Shareholder's   proportionate   ownership  relative  to  the  ownership  of  all
Shareholders   (taking  into  account  only  restricted   Shares  held  by  each
Shareholder).

         7. Term. This Agreement shall terminate and cease to be effective,  and
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the Legend will be removed from all certificates at the earliest of

            (a) December 31, 2002;

            (b) the death of Mr. Keating or his complete resignation from serving as either an officer or director of the Company; or

            (c) the determination that Mr. Keating is incompetent or incapacitated made by the unanimous consent of the Shareholders, other than Mr. Keating, after consultation with a licensed physician who has examined Mr. Keating.

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         8. Miscellaneous Provisions.
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            (a) Binding  Effect.  This  Agreement  shall  constitute a valid and
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         binding agreement among the Shareholders and any subsequent  holders of
         Shares now or hereafter owned by the Shareholders and their respective successors and assigns.

            (b)  Remedies.  Each  Shareholder  shall  be  entitled  to  specific
                 --------
         enforcement of the rights of the Shareholders under this Agreement, to recover damages by reason of any breach of any provision hereof and to exercise all other rights existing in their favor. The Shareholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Shareholder may, in his sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (c)  Severability.   Whenever  possible,   each  provision  of  this
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         Agreement  will be  interpreted  in such manner as to be effective  and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            (d) Entire Agreement. This Agreement embodies the complete agreement
                ----------------
         and understanding among the Shareholders with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations, by or among the Shareholders, written or oral, which may have related to the subject matter hereof in any way.

            (e)  Counterparts.  This  Agreement  may  be  executed  on  separate
                 ------------
         counterparts, each of which will be an original and all of which taken together will constitute one and the same Agreement.

            (f) Governing Law. All questions  concerning  this Agreement will be
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         governed by and  interpreted  in accordance  with the internal law, not the law of conflicts, of the state of Florida.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date set forth in the first paragraph.





SHAREHOLDERS:

/s/ Kevin R. Keating
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Kevin R. Keating                         (Print Name)


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